UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

A CLEAN SLATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21369	26-1762478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 N. West Shore Blvd, Suite 200, Tampa FL 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (702) 448-7113

DARWIN RESOURCES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Statement: On December 10, 2010, the Registrant changed its name from “Darwin, Resources, Inc.” to “A Clean Slate, Inc.” Unless the context requires otherwise, all references to “us” “we” “our” “Darwin” or “Clean Slate” is to the Registrant.

Item 1.01 Entry into a Material Definitive Agreement.

The Merger

On December 27, 2010, Darwin Resources, Inc., a Delaware corporation (“Darwin”); Clean Slate Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Darwin (“Merger Sub”); Vigilant Document Services, LLC, a Florida limited liability company (“VDS” or the “Company”) and Richard Astrom, as the sole owner of all of Darwin’s outstanding preferred stock (the “Preferred Shareholders”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub, with Merger Sub being the surviving corporation and a wholly-owned subsidiary of Darwin (the “Surviving Corporation”). Darwin shall acquire 100% of the outstanding membership interests of the Company in exchange for 369,000,000 newly issued shares of Darwin common stock, and the former members and associated persons of the Company will own approximately eighty percent (80%) of the outstanding shares of Darwin common stock taking into account the proposed share issuance in the Private Placement (defined below).

On November 23, 2010, we filed a definitive Information Statement pursuant to Rule 14C of the Exchange Act to notify our shareholders that our board of directors and majority of our shareholders have approved a plan whereby we will enter into a proposed Merger Agreement to acquire one hundred percent (100%) ownership of Vigilant Document Services, LLC in exchange for 369,000,000 newly issued shares of common stock, will change our name to Clean Slate, Inc. and will enact a 1:1000 reverse stock split of our common stock; all of which have become effective as of the date hereof.

The Merger Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the merger transaction (the “Merger”) and the other transactions contemplated by the Merger Agreement. The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.1.

Item 2.01 of this report discusses the consummation of the Merger Agreement and other transactions and events completed in connection with the Merger Agreement and are incorporated herein by reference.

Item 2.01 Completion of Disposition or Acquisition of Assets.

On December 27, 2010 the Merger referenced in Item 1.01 closed. After the Merger and private placement, there are now 450,020,535 shares of our common stock outstanding, of which approximately 82% are held by the former members of the Company and related parties. Prior to the Merger, we were a shell company with no business operations.  As a result of the Merger, we are no longer considered a shell company.

In connection with the Merger:

  We completed a private placement (the “Private Placement”) of 80,000,000 shares of our common stock for proceeds of $100,0000. On December 27, 2010 we entered into a Stock Purchase Agreement and a Registration Rights Agreement with 7 separate investors in which we issued collectively 80,000,000 shares of our common stock for $0.00125 per share for an aggregate purchase price of $100,000. Under the Registration Rights Agreement, we are obligated to register for resale the shares of common stock issued in the Private Placement. This brief description of the Stock Purchase Agreement and the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement. A form of the Stock Purchase Agreement and the Registration Rights Agreement are included in this Report as Exhibit 10.1 and 10.2, respectively.

  On October 27, 2010, our Board of Directors authorized a 1 for 1000 reverse stock split (“Reverse Split”) of our issued and outstanding common stock (with no change to the amount of our authorized common stock or the par value). The record date for the Reverse Split was October 27, 2010. Prior to the Reverse Split, there were 20,535,000 shares issued and outstanding. Following the Reverse Split but prior to the Merger and private placement Closing, there are approximately 20,535 shares issued and outstanding. Fractional shares will be rounded upward. The Reverse Split is payable upon surrender of existing certificates to our transfer agent. In connection with the Reverse Split, on December 1, 2010, we filed with the State of Delaware a Certificate of Amendment to our Certificate of Incorporation which effectuated the Reverse Split of our authorized shares of common stock.
  Effective December 1, 2010 we filed with the State of Delaware a Certificate of Amendment to our Certificate of Incorporation changing our name from Darwin Resources, Inc. to A Clean Slate, Inc.
  Seek Foundation Inc. and Sage Associates LLC entered into a Stock Purchase Agreement, pursuant to which Seek has the option to purchase from Sage all of Sage’s ownership interest in the Company. Seek and Sage terminated such Option and this Merger Agreement became the sole Agreement in place as to the acquisition of the Company.
  As soon as practicable after the Merger and within sixty (60) days thereafter, we shall file with the SEC a Registration Statement on Form S-1 (or any successor form thereto) (the “Registration Statement”) to register certain of our shares of common stock (the “Registration”)
  Within one year of effectiveness of the Registration Statement, we shall redeem (the “Redemption”) all of our currently outstanding Series B Preferred Stock in exchange for $500,000 cash. The use of proceeds from the funds raised in the Private Placement and the Registration shall be first used to pay the purchase price to redeem the Preferred Stock. At such time that the holder of said Preferred Stock receives the purchase price, said Preferred Stock shall be transferred to us for redemption
  Our officers and directors shall resign effective as of the Redemption, and the directors and officers of the Company, or their designees, shall become officers and directors of the Registrant.

  The issuance of the shares of our Common Stock to the Company members in the Merger will be made in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D promulgated thereunder. As such, the shares of our common stock may not be offered or sold unless they are registered under the Securities Act (as contemplated by the Registration Statement), or an exemption from the registration requirements of the Securities Act is available.

  Pursuant to Item 2.01(f) of Form 8-K, the information that would be required if we were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon consummation of the transaction follows.  The information below corresponds to the item numbers of Form 10 under the Exchange Act.

  Forward Looking Statements

  The statements contained in this report that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although management believes that the expectations reflected in such forward-looking statements are reasonable, Darwin cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

  Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this report. While it is not possible to identify all factors, management continues to face many risks and uncertainties including, but not limited to, the ability of Darwin or a target entity to meet the requirements to close any potential acquisition, the results of operations and profitability of the Darwin following the acquisition of a new business venture, the acceptance in the market of the products or services offered by Darwin following an acquisition. Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. Darwin disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

  Except as otherwise indicated by the context, references in this Current Report on Form 8-K to “we,” “us” and “our” are to the consolidated business of the Registrant and the Company.

  ITEM 1. BUSINESS

  Description of our Business Prior to the Merger

  We were originally incorporated on June 24, 1993 in the State of Florida as Vitech America, Inc. On September 28, 2007, Vitech America, Inc. merged with Darwin Resources, Inc., so as to effect a redomicile to Delaware and a name change to Darwin Resources, Inc. Effective December 10, 2010 we changed our name to A Clean Slate, Inc. We were was originally engaged as a manufacturer and distributor of computer equipment in Brazil.

  On August 17, 2001, we filed a voluntary Chapter 7 petition under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Florida (case no. 01-18857). As a result of the filing, all of our properties were transferred to a United States Trustee and we terminated all business operations. The Bankruptcy Trustee disposed of all our assets. On March 14, 2007 the Chapter 7 bankruptcy was closed by the U.S. Bankruptcy Court Southern District of Florida.

  On June 21, 2007, pursuant to its Order Granting the “plaintiff’s motion for acceptance of receiver’s report and release of receiver” (the “Order”) and to close the case, Brian Goldenberg was released as Receiver of the company.  In accordance with the Order, Mr. Goldenberg appointed Mark Rentschler as our interim Director and President.

  On May 15, 2007, Mr. Rentschler paid an estimated $50,000 worth of expenses on our behalf.  We reimbursed Mr. Rentschler with shares of our common stock. We used these funds to pay the costs and expenses necessary to revive our business operations. Such expenses included, without limitation, fees to reinstate our corporate charter with the state of Florida; payment of all past due franchise taxes; settling all past due accounts with our transfer agent; accounting and legal fees; and costs associated with bringing us current with our filings with the Securities and Exchange Commission, etc.

  On June 28, 2007, in accordance with the Order and in lieu of repayment of Mr. Rentschler’s capital contribution, we issued to Dawning Street Corporation (“DSC”) 5,000,000 shares of our newly created Series B Preferred Stock. On May 1, 2010, Richard Astrom was the managing director of DSC. The preferred stock carried voting rights which effectively made DCS the holder of approximately 99% of the voting rights of our outstanding common and preferred stock.  The voting rights also provided that in no event will the preferred stock voting rights consist of less than 51% of the total voting rights in our outstanding common and preferred stock.

  On September 28, 2007, we redomiciled to Delaware and changed our name to Darwin Resources, Inc. Since then we have been a shell company seeking to effect a merger, acquisition or other business combination with an operating company. On June 30, 2008, our trading symbol was changed to “DRWN” and our common stock is currently quoted for trading on the FINRA OTC Bulletin Board.

  On October 14, 2008, our registration statement filed with the SEC on Form 10 became effective. Accordingly, we resumed the filing of reporting documentation in an effort to maximize shareholder value. Effective December 10, 2010 we changed our name to A Clean Slate, Inc.

  Merger with Vigilant Document Services, LLC

  On December 27, 2010 we closed on the Merger with Vigilant Document Services, LLC. In connection with the Merger, we changed our name to A Clean Slate, Inc. and enacted a 1 for 1000 reverse stock split of our common stock. See Items 1.01 and 2.01 above for a detailed discussion of the Merger.

  Description of VDS’ Business

  For purposes of this section entitled “Description of VDS’ Business” only, all references to “we,” “us,” or “our” or “VDS” refers to VDS prior to the effectiveness of the Merger.

  Business of VDS

  Vigilant Document Services, LLC, (d/b/a Vigilant Legal Solutions) (“VDS”), is a limited liability company organized in the State of Florida on June 13, 2008. It is a legal document preparation company with a system for the practice of bankruptcy law, law firm management and the marketing, management and processing of bankruptcy cases in high volume. It has also developed a support system for obtaining information necessary for the preparation of documentation and pleadings necessary for initiating and completing such bankruptcy cases. Both systems are marketed and sold to law firms specializing in bankruptcy law. VDS’ website address is www.vigilantlegalsolutions.com.

  VDS executes a service agreement (“Services Agreement”) with each law firm desiring to manage a bankruptcy law practice. Under the terms of the Services Agreement, VDS will customize various documents, forms and programs such as training, coaching and software set up.

  Market

  VDS believes that attorneys and law firms are increasingly looking for opportunities to outsource non-legal functions so that they can focus their efforts on the practice of law. Law firms are under intense pressure to increase efficiency and restrain costs while fulfilling the growing demands of clients. VDS further believes that outsourcing has become an increasingly attractive choice for law firms as they identify functions outside of their core competency of practicing law that can be performed by non-attorneys and, in turn, help manage their costs and give them the capacity to serve their clients. Increasing case volumes and rising client expectations provide an opportunity for bankruptcy processors that provide efficient and effective services on a timely basis.

  VDS believes that business and personal bankruptcies are increasing primarily as a result of the high unemployment rate and the number of homeowners who owe more on their mortgages than their home is worth due to deterioration in the residential real estate markets, as well as the re-setting of interest rates on adjustable rate mortgages. Further compounding these trends is the slowing of demand in the residential real estate market in many regions of the United States, which makes it more difficult for borrowers in distress to sell their homes, along with tighter credit requirements for new loan products. The increased volume of bankruptcies has created additional demand for bankruptcy processing services and has served as a growth catalyst for the bankruptcy processing market.

  The Vigilant Bankruptcy System

  Pursuant to a Services Agreements with its law firm customers, VDS is the exclusive provider to its law firm customers of bankruptcy and other related processing services for corporate and personal (consumer) bankruptcies. These contracts vary in duration and provide for the exclusive referral to VDS of work related to bankruptcy case files handled by each law firm. All of VDS’ customers pay a fixed fee per file (plus adjustments) based on the type of file that VDS services. After a VDS customer receives a bankruptcy file, it begins to use VDS to process the file.

  The procedures surrounding the bankruptcy process involve numerous steps, each of which must adhere to strict statutory guidelines and all of which are overseen by attorneys at our law firm customers. VDS assists these customers with processing bankruptcies, including data entry, supervised document preparation and other non-legal processes.

  More specifically, after the law firm is engaged by the bankruptcy candidate as its legal counsel, VDS’ implements its Bankruptcy System by assigning paralegals to the matter who, in turn, assemble the information, documents and fees in order to prepare the bankruptcy Petition. After the Petition is filed, the VDS team completes the post filing work, including preparing the law firm and client for the 341 hearing and any plan in a Chapter 13.

  Upon execution of the Services Agreement, a VDS law firm client is provided with the “Vigilant in a Box” total practice solution. VDS schedules a number of sessions to fully set up and implement the Vigilant practice solution which includes training and support on “BestCase” bankruptcy software (which our clients must purchase and maintain separately). VDS trains both the attorneys and the support staff in all the critical competencies and use of the system and the operation of a bankruptcy practice. Then VDS provides manuals for attorneys, support staff, marketing and other documentation needed to manage communication with ease.

  In addition, VDS provides to its clients a professional and comprehensive Marketing Manual as a means to increase a client’s bankruptcy client base. The marketing training and structures are enhanced by the training and development sessions provided by VDS’ expert staff.

  VDS paralegals are assigned to a law firm client, who then go to work to discover and document the client’s preferences with document preparation, client management and easiest methods of communication with law firm principals and staff. VDS senior paralegals double-check all work for accuracy and completion. The VDS Paralegals are very well educated in the fundamentals of bankruptcy law and process. They are trained to identify any issues as they arise and immediately communicate them to the attorney. Any time a bankruptcy client asks a question that requires legal advice; the VDS paralegal will refer the question to the law firm client, thus avoiding the practice of law. VDS provides qualified bankruptcy paralegals, none of whom provide legal advice.

  VDS’ bankruptcy paralegals make the first phone and email contact with the bankruptcy client after authorization from the law firm client. The paralegal shepherds them through the pre-filing process, making sure the information, documents and fees arrive at the law firm client’s office.

  VDS’ paralegals are experts in the area of creating bankruptcy petitions with great customer care. They undergo meticulous training in gathering all of the information and documents needed to create complete Petitions to each attorney’s exacting standards and preferences. Moreover, they interact with the client to create a warm and safe experience, easing the client’s burden and worries as much as possible. This translates into many fewer calls to the office for support and hand-holding. Also, they encourage referrals to the attorney at the appropriate times.

  Fees.

  Under the Services Agreement with VDS’ law firm customers, VDS is entitled to receive a fee when its law firm customer directs us to begin processing a bankruptcy case file, with the amount of such fixed fee being based upon the type of file or Petition, Chapter 7 or Chapter 13. The balance of the fee is due when the Petition is completed and is ready for filing. Additional fees are due to VDS for expedited or emergency filings, particularly tough or extensive “business” Petitions or in other difficult cases.

  Technology.

  VDS utilizes the “BestCase” software system that stores, manages and reports on the large amount of data associated with each bankruptcy case file serviced by VDS. Under the system, each case file is scanned, stored and tracked digitally, thereby improving record keeping. The system also provide VDS with real-time information regarding the status of case files. VDS is constantly working to improve the functionality of its proprietary case management systems and other related IT productivity tools to meet the needs of our customers.

  VDS’ proprietary case management system known as the “Vigilant Bankruptcy System” is critical to its bankruptcy processing service business because it enables it to efficiently and timely service a large number of bankruptcy related case files. Similarly, VDS relies on its web sites and email notification systems to provide timely, relevant and dependable business and bankruptcy information to its law firm customers. Therefore, network or system shutdowns caused by events such as computer hacking, dissemination of computer viruses, worms and other destructive or disruptive software, denial of service attacks and other malicious activity, as well as power outages, natural disasters and similar events, could have an adverse impact on operations, customer satisfaction and revenues due to degradation of service, service disruption or damage to equipment and data.

  VDS’ success depends in part on its ability to protect its proprietary rights. It relies on a combination of copyrights, trademarks, service marks, trade secrets, domain names and agreements to protect its proprietary rights. VDS relies on service mark and trademark protection in the United States to protect the rights to the marks “Vigilant Bankruptcy System,” and “Vigilant Legal Solutions,” as well as distinctive logos and other marks associated with its print and online publications and services. These measures may not be adequate, it may not have secured, or may not be able to secure, appropriate protections for all of its proprietary rights in the United States, or third parties may infringe upon or violate its proprietary rights. Despite its efforts to protect these rights, unauthorized third parties may attempt to use its trademarks and other proprietary rights for their similar uses. Management’s attention may be diverted by these attempts and it may need to use funds in litigation to protect proprietary rights against any infringement or violation.

  Regulations.

  Each state has adopted laws, regulations and codes of ethics that provide for the licensure of attorneys, which grants attorneys the exclusive right to practice law and places restrictions upon the activities of licensed attorneys. The boundaries of the “practice of law,” however, are indistinct, vary from one state to another and are the product of complex interactions among state law, bar associations and constitutional law formulated by the U.S. Supreme Court. Many states define the practice of law to include the giving of advice and opinions regarding another person’s legal rights, the preparation of legal documents or the preparation of court documents for another person. In addition, all states and the American Bar Association prohibit attorneys from sharing fees for legal services with non-attorneys.

  Pursuant to VDS’ standard Services Agreement with its law firm customers, it provides bankruptcy processing services to law firms including procedural and technical advice to attorneys to enable them to prosecute bankruptcy matters on behalf of their clients that comply with court rules. Current laws, regulations and codes of ethics related to the practice of law pose the following principal risks: (i) state or local bar associations, state or local prosecutors or other persons may challenge VDS’ services as constituting the unauthorized practice of law, (ii) VDS’ standard Services Agreement could be deemed to be unenforceable if a court were to determine that such agreements constituted an impermissible fee sharing arrangement between VDS and its law firm customer; and (iii) applicable laws, regulations and codes of ethics, including their interpretation and enforcement, could change in a manner that restricts VDS’ operations.

  ITEM 1A. RISK FACTORS

  YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION INCLUDED ELSEWHERE IN THIS CURRENT REPORT AND THE DOCUMENTS THAT DARWIN HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. UNLESS THE CONTEXT REQUIRES OTHERWISE, THE USE OF THE COMPANIES, THE COMBINED COMPANY, “US,” OR “WE” REFERS TO THE COMBINED COMPANY OF DARWIN AND US AFTER GIVING EFFECT TO THE MERGER. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO DARWIN AND VDS OR THAT ARE NOT CURRENTLY BELIEVED TO BE IMPORTANT TO YOU, IF THEY MATERIALIZE, ALSO MAY ADVERSELY AFFECT THE MERGER AND THE PRICE OF DARWIN STOCK.

  Investing in our common stock involves a high degree of risk. Any of the following risks could materially adversely affect our business, operating results and financial condition could result in a complete loss of your investment.

  In addition to the other information in this Current Report, the following risk factors should be considered carefully in evaluating the Company and its business. This disclosure is for the purpose of qualifying for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. It contains factors that could cause results to differ materially from such forward-looking statements. These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statement.

  The following matters, among other things, may have a material adverse effect on the business, financial condition, liquidity, or results of operations of the Company. Reference to these factors in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of the following factors may cause actual results to differ materially from those in such forward-looking statement or statements. Before you invest in our common stock, you should be aware of various risks, including those described below. Investing in our common stock involves a high degree of risk. You should carefully consider these risk factors, together with all of the other information included in this Current Report, before you decide whether to purchase shares of our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

  Risks related to Darwin

  We Have A History Of Net Losses And Will Need Additional Financing To Continue As A Going Concern.

  We have no revenues or earnings from operations, and there is a risk that we will be unable to continue as a going concern and consummate a business combination or other similar transaction. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a merger or other business combination. This may result in our incurring a net operating loss that will increase unless we consummate a business combination with a profitable business. We cannot assure you that we will consummate the merger transaction discussed in this Current Report and that if we do not that we can identify an alternative suitable business opportunity and consummate a business combination, or that any such business will be profitable at the time of its acquisition by us or ever.

  Our past funding needs of the business have been provided by financings through cash advances received from and notes payable issued to our Chief Executive Officer. There can be no assurance that such funds will be available from this related party in the future. Without additional funds there is an uncertainty as to whether we can continue as a going concern. However, as described in this Current Report, we hope to raise $100,000 in a private offering of our common stock.

  Until Redemption of the Series B Preferred Stock, Our CEO Beneficially Owns A Majority Of Our Voting Shares and can Elect our Directors and Control Operations.

  Our CEO, Richard Astrom, beneficially owns 5 million shares of our Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder thereof to 1,000 votes for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. Additionally, the preferred stock, as a whole, has been awarded voting rights such that the voting rights of the preferred stockholders will always be equal to at least 51% of the voting rights in our securities, namely common stock and preferred stock. Accordingly, Mr. Astrom can elect all of our directors and control our operations.

  However, upon effectiveness of the Registration Statement, we shall redeem all of our currently outstanding Series B Preferred Stock in exchange for $500,000 cash.

  Our Common Stock is quoted on the OTC Markets, which may limit the liquidity and price of our Common Stock more than if our Common Stock were quoted or listed on the, the Nasdaq Stock Market or a national exchange.

  Our securities are currently quoted on the OTC Markets, Inc. (the “Bulletin Board”), an inter-dealer automated quotation system for equity securities. Quotation of our securities on the Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange. As a Bulletin Board quoted company, we do not attract the extensive analyst coverage that accompanies companies listed on exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the Bulletin Board. These factors may have an adverse impact on the trading and price of our Common Stock.

  The trading price of our common stock may decrease due to factors beyond our control.

  Our stock is currently quoted on the OTC Markets Bulletin Board.  The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

  variations in our quarterly operating results,
  changes in general economic conditions,
  changes in market valuations of similar companies,
  post merger announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments, loss of a major supplier, customer, partner or joint venture participant post merger and the addition or loss of key managerial and collaborative personnel.

  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

  The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

  The Securities and Exchange Commission (the “SEC”) has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

  that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

  The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price.  You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

  The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

  We depend highly on our current and successor chief executive officer whose unexpected loss may adversely impact our business and with whom we do not have a formal employment agreement.

  Except as set forth below, we currently rely heavily on the expertise, experience and continued services of Richard Astrom, our Chairman and Interim Chief Executive Officer. We presently do not have an employment agreement with Mr. Astrom and there can be no assurance that we will be able to retain him or, should he choose to leave us for any reason, to attract and retain a replacement or additional key executives.

  Following the Merger and upon redemption of Mr. Astrom’s preferred stock, Mr. Astrom shall resign as CEO and Scott Forgey shall succeed as our CEO. We presently do not have an employment agreement with Mr. Forgey, but we anticipate that we will have one at such time that he assumes the role as CEO. Nevertheless, there can be no assurance that we will be able to retain him or, should he choose to leave us for any reason, to attract and retain a replacement or additional key executives. The unexpected loss of our CEO may have a material adverse effect on our business, our financial condition, including liquidity and profitability, and our results of operations.

  We do not pay dividends on our Common Stock.

  We have not paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

  Failure To Achieve And Maintain Effective Internal Controls In Accordance With Section 404 Of The Sarbanes-Oxley Act Of 2002 Could Have A Material Adverse Effect On Our Business And Stock Price.

  Section 404 of the Sarbanes-Oxley Act of 2002 (“the Sarbanes-Oxley Act”) requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified.

  Rule 144 Related Risk.

  The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

  Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

  1% of the total number of securities of the same class then outstanding; or
  the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

  provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

  Restrictions on the reliance of Rule 144 by Shell Companies or former Shell Companies.

  Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

  The issuer of the securities that was formerly a shell company has ceased to be a shell company,
  The issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act,
  The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
  At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

  As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

  Risks Relating to the Merger

  VDS And Darwin May Not Achieve The Benefits They Expect From The Merger, Which May Have A Material Adverse Effect On The Companies’ Business, Financial, And Operating Results.

  VDS and Darwin intend to enter into the merger agreement with the expectation that the merger will result in benefits to the combined company arising out of the combination of the businesses of VDS and an active trading market for Darwin’s common stock. To realize any benefits from the merger, the combined company’s stock must continue to trade on the OTC Bulletin Board following the merger. In addition, we will face the following post-merger challenges:

  retaining the management and employees of VDS;
  developing new products and services that utilize the assets and resources of VDS; and
  retaining existing strategic partners and suppliers of VDS.

  If the combined company is not successful in addressing these and other challenges, then the benefits of the merger will not be realized and, as a result, the combined company’s operating results and the market price of Darwin’s common stock may be adversely affected. These challenges, if not successfully met by the combined company, could result in possible unanticipated liabilities, unanticipated costs, diversion of management attention and loss of personnel. Neither VDS nor Darwin can assure you that we will be able to profitably manage the combined company.

  The Issuance Of Shares Of Darwin’s Common Stock To VDS Members In The Merger Will Substantially Dilute The Percentage Ownership Interests Of Current Darwin Stockholders.

  Pursuant to the Merger, Darwin will issue to VDS Members in connection with the Merger approximately three hundred sixty nine million (369,000,000) shares of Darwin common stock. Upon completion of the merger, the former VDS Members will be issued shares of our common stock, representing in the aggregate approximately 80% of Darwin common stock on a fully-diluted basis immediately following the merger. The issuance of Darwin common stock to VDS stockholders will cause a significant reduction in the relative percentage interest of current Darwin stockholders in Darwin’s earnings, if any, voting power and market capitalization. In addition, we will issue 80,000,000 shares in connection with the Private Placement and 1,000,000 shares for legal fees which will further dilute the percentage interest of current Darwin stockholders.

  Sales Of Substantial Amounts Of Darwin Common Stock In The Public Market After The Merger Could Materially Adversely Affect The Market Price Of Darwin Common Stock.

  The sale of substantial amounts of Darwin common stock may result in substantial fluctuations in the price of Darwin common stock. In addition, sales of a substantial number of shares of Darwin common stock within a short period of time could cause Darwin stock price to fall. The sale of these shares could also impair the combined company’s ability to raise capital through sales of additional common stock.

  Risks Relating to the Business and Operations of VDS Following the Merger

  VDS is an early stage company and because it has incurred losses, its accountants expressed doubts about its ability to continue as a going concern.

  For the period from June 13, 2008 (inception) through December 31, 2009, the accountants for VDS expressed doubt about its ability to continue as a going concern as a result of a limited history of operations, limited assets, and operating losses since inception. Its ability to achieve and maintain profitability and positive cash flow will depend on the success of the business of VDS following the Merger.

  If the number of bankruptcy case files VDS handles decreases or fails to increase, its operating results and ability to execute its growth strategy could be adversely affected.

  VDS currently has 10 law firm customers. VDS is paid a fixed fee (subject to adjustment for special circumstances) for each bankruptcy case file referred by these 10 law firms to VDS for petition processing services. Therefore, its success is tied to the number of these case files that each law firm customer generates.

  VDS’ operating results and ability to execute its growth strategy could be adversely affected if (1) any of its law firm customers lose business from these clients; (2) these clients are affected by changes in the market and industry, enacted legislation or court orders in the states where they do business or by the federal government or other factors that cause them to be unable to pay for the services of its law firm customer or reduce the volume of files referred to its law firm customers and which they direct VDS to process; or (3) its law firm customers are unable to attract additional business from current or new clients for any reason, including any of the following: the provision of poor legal services, the loss of key attorneys or staff, or a decrease in the number of bankruptcies in the region in which its law firm customers and VDS does business, including due to market factors or governmental action. A failure by one or more of its law firm customers to pay VDS as a result of these factors could materially impair operations. VDS could also lose any law firm customer if it materially breaches the Services Agreement with such customer.

  Regulation of the legal profession may constrain the operations of VDS’ business, and numerous related issues could impair VDS’ ability to provide professional services to its law firm customers.

  Each state has adopted laws, regulations and codes of ethics that provide for the licensure of attorneys, which grants attorneys the exclusive right to practice law and places restrictions upon the activities of licensed attorneys. The boundaries of the “practice of law,” however, are indistinct, vary from one state to another and are the product of complex interactions among state law, bar associations and constitutional law formulated by the U.S. Supreme Court. Many states define the practice of law to include the giving of advice and opinions regarding another person’s legal rights, the preparation of legal documents or the preparation of court documents for another person. In addition, all states and the American Bar Association prohibit attorneys from sharing fees for legal services with non-attorneys in any form, which includes the referral of cases for a fee.

  Pursuant to VDS’ standard Services Agreement with its law firm customers, it provides bankruptcy-processing services to law firms including procedural and client service advice to attorneys to enable them to prosecute bankruptcy matters on behalf of their clients that comply with court rules. Current laws, regulations and codes of ethics related to the practice of law pose the following principal risks:

  State or local bar associations, state or local prosecutors or other persons may challenge VDS’ services as constituting the unauthorized practice of law. Any such challenge could have a disruptive effect upon the operations of VDS’ business, including the diversion of significant time and attention of senior management. VDS may also incur significant expenses in connection with such a challenge, including substantial fees for attorneys and other professional advisors. If a challenge to any of these businesses were successful, VDS may need to materially modify its professional services operations in a manner that could adversely affect VDS’ revenues and profitability and VDS could be subject to a range of penalties that could damage its reputation in the legal markets it serves. In addition, any similar challenge to the operations of VDS’ law firm customers could adversely impact their bankruptcy business;
  VDS’ standard Services Agreement could be deemed to be unenforceable if a court were to determine that such agreements constituted an impermissible fee sharing arrangement between VDS and its law firm customer;
  Applicable laws, regulations and codes of ethics, including their interpretation and enforcement, could change rules and process for advertising, marketing and client referrals in a manner that restricts or prohibits VDS’ operations. Any such change in laws, policies or practices could increase VDS’ cost of doing business or adversely affect its revenues and profitability; and
  Applicable laws, regulations and codes of ethics, including their interpretation and enforcement, could change in a manner that restricts VDS’ operations. Any such change in laws, policies or practices could increase VDS’ cost of doing business or adversely affect its revenues and profitability.

  VDS’ relies on proprietary case management system, document conversion and review systems, web sites, online networks, Federal Court web sites and ECF systems and a disruption, failure or security compromise of these systems may disrupt its business, damage its reputation and adversely affect its revenues and profitability.

  VDS’ proprietary case management system known as the “Vigilant Bankruptcy System” is critical to its bankruptcy processing service business because it enables it to efficiently and timely service a large number of bankruptcy related case files. Similarly, VDS relies on its web sites and email notification systems to provide timely, relevant and dependable business and bankruptcy information to its law firm customers and each firm’s clients. VDS also utilizes the Federal Bankruptcy Court’s mandatory electronic case filing system and protocols (ECF) to prepare all documents and pleadings for filing. Therefore, network or system shutdowns caused by events such as computer hacking, dissemination of computer viruses, worms and other destructive or disruptive software, denial of service attacks and other malicious activity, as well as power outages, natural disasters and similar events, to VDS’s, the client firms’ or the Federal Bankruptcy Court’s systems and computers could have an adverse impact on operations, customer satisfaction and revenues due to degradation of service, service disruption or damage to equipment and data.

  In addition to shutdowns, VDS’ systems are subject to risks caused by misappropriation, misuse, leakage, falsification and accidental release or loss of information, including sensitive case file data maintained in its proprietary case management systems and financial and credit card information for their law firm customers or their clients. As a result of the increasing awareness concerning the importance of safeguarding personal information, the potential misuse of such information and legislation that has been adopted or is being considered regarding the protection and security of personal information, information-related risks are increasing, particularly for businesses like VDS’ that handle a large amount of personal data. Any breaches in the management of all client information as confidential may be imputed to the attorney customers and result in their being subject to discipline by the state and federal court and bar systems, including being fined and losing their license to practice law.

  Disruptions or security compromises of VDS’ systems could result in large expenditures to repair or replace such systems, remedy any security breaches and protect it from similar events in the future. VDS also could be exposed to negligence claims or other legal proceedings brought by its customers or their clients, and VDS could incur significant legal expenses and management’s attention may be diverted from operations in defending VDS against and resolving lawsuits or claims. In addition, if VDS were to suffer damage to its reputation as a result of any system failure or security compromise, its customers and/or their clients could choose to send fewer bankruptcy case files to VDS and/or its law firm customers.

  Further, in the event that any disruption or security compromise constituted a material breach under VDS’ standard Services Agreement, its law firm customers could terminate these agreements. In any of these cases, VDS’ revenues and profitability could be adversely affected.

  VDS’ may be required to incur additional indebtedness or raise additional capital to fund its operations and acquisitions, repay indebtedness and fund capital expenditures and this additional cash may not be available on satisfactory timing or terms or at all.

  VDS’ ability to generate cash depends to some extent on general economic, financial, legislative and regulatory conditions in the markets which VDS serves and as it relates to the industries in which it does business and other factors outside of its control. VDS derives its revenues primarily from bankruptcies. Therefore, legislation, loss mitigation, moratoria and other efforts that significantly mitigate and/or delay bankruptcies may adversely impact VDS’ ability to use cash flow from operations to fund day-to-day operations, to repay indebtedness, when due, to fund capital expenditures, to meet cash flow needs and to pursue any material expansion of its business, including through acquisitions or increased capital spending. VDS may, therefore, need to incur additional indebtedness or raise funds from the sale of additional equity. Financing, however, may not be available at all, at an acceptable cost or on acceptable terms, when needed. In addition, if VDS issues a significant amount of additional equity securities, the market price of its common stock could decline and its stockholders could suffer significant dilution of their interests in VDS.

  VDS is subject to risks relating to litigation due to the nature of its products and services which will impact operations and law firm client retention and recruitment..

  VDS may, from time to time, be subject to or named as a party in libel actions, negligence claims, and other legal proceedings in the ordinary course of business given the technical rules with which its bankruptcy processing business must comply and the strict deadlines these businesses must meet. Given that VDS is performing services for client attorneys that are regulated and governed by the State and Federal Courts, any errors or failures of negligence could be imputed to the client attorney. This could create a significant risk to the client attorney and their license to practice law in their state or before the Federal Bankruptcy Courts. Attorneys are understandably very risk averse when it comes to their license to practice law.

  VDS could incur significant legal expenses and management’s attention may be diverted from operations in defending against and resolving lawsuits or claims. An adverse resolution of any future lawsuits or claims against VDS could result in a negative perception and cause the market price of its common stock to decline or otherwise have an adverse effect on operating results and growth prospects. VDS is not currently the subject of any such lawsuits or claims.

  Further, as a result of said negligence or failures in process, timing or product, VDS could endure negative perception amongst attorneys in jurisdictions (the law firm marketplaces) and be unable to secure new and additional law firm customers for its system or result in law firm customers canceling their contracts, refusing to pay or other actions that would negatively impact the ability of VDS to continue processing bankruptcies for law firm clients. This may adversely impact VDS’ ability to use cash flow from operations to fund day-to-day operations, to repay indebtedness, when due, to fund capital expenditures, to meet cash flow needs and to pursue any material expansion of its business, including through acquisitions or increased capital spending.

  VDS relies on exclusive proprietary rights and intellectual property that may not be adequately protected under current laws, and it may encounter disputes from time to time relating to its use of intellectual property of third parties.

  VDS’ success depends in part on its ability to protect its proprietary rights. It relies on a combination of copyrights, trademarks, service marks, trade secrets, domain names and agreements to protect its proprietary rights. VDS relies on service mark and trademark protection in the United States to protect the rights to the marks “Vigilant Bankruptcy System,” and “Vigilant Legal Solutions,” as well as distinctive logos and other marks associated with its print and online publications and services. These measures may not be adequate, it may not have secured, or may not be able to secure, appropriate protections for all of its proprietary rights in the United States, or third parties may infringe upon or violate its proprietary rights. Despite its efforts to protect these rights, unauthorized third parties may attempt to use its trademarks and other proprietary rights for their similar uses. Management’s attention may be diverted by these attempts and it may need to use funds in litigation to protect proprietary rights against any infringement or violation.

  VDS may encounter disputes from time to time over rights and obligations concerning intellectual property, and it may not prevail in these disputes. Third parties may raise a claim alleging an infringement or violation of the trademarks, copyright or other proprietary rights of that third party. Some third party proprietary rights may be extremely broad, and it may not be possible for VDS to conduct its operations in such a way as to avoid those intellectual property rights. Any such claim could subject VDS to costly litigation and impose a significant strain on its financial resources and management personnel regardless of whether such claim has merit. VDS’ general liability insurance may not cover potential claims of this type adequately or at all, and VDS may be required to alter the content of its classes or pay monetary damages, which may be significant.

  ITEM 2. FINANCIAL INFORMATION

  Management's Discussion And Analysis Of Financial Condition And Results Of Operations

  The following discussion relates to VDS’ operations through September 30, 2010. For information related to Darwin’s operations prior to the merger transaction, please see Darwin’s Annual Report on Form 10-K for the year ended December 31, 2009 and all other reports filed with the Securities and Exchange Commission.

  Plan of Operations

  We are a legal document preparation company with a system for the practice of bankruptcy law, law firm management and the marketing, management and processing of bankruptcy cases in high volume. It has also developed a support system for obtaining information necessary for the preparation of documentation and pleadings necessary for initiating and completing such bankruptcy cases. Both systems are marketed and sold to law firms specializing in bankruptcy law. VDS’ website address is www.vigilantlegalsolutions.com.

  VDS executes a service agreement (“Services Agreement”) with each law firm desiring to manage a bankruptcy law practice. Under the terms of the Services Agreement, VDS will customize various documents, forms and programs such as training, coaching and software set up.

  Results Of Operations For Nine Months Ended September 30, 2010 And 2009

  Revenues

  Revenues for the nine months ended September 30, 2010 were $54,190 compared to $52,995 for the nine months ended September 30, 2009; an increase of $1,195.

  Operating Expenses

  Operating expenses for the nine months ended September 30, 2010 were $84,303 compared to $51,994 for the nine months ended September 30, 2009; an increase of $32,309.

  Net income (loss)

  Net loss from operations for the nine months ended September 30, 2010 was $30,113 compared to net income of $1,001 for the nine months ended September 30, 2009. The increase in net loss is directly attributable to the increase in operating expenses described above.

  Liquidity And Capital Resources

  As of September 30, 2010, we had (i) a working capital deficit and members’ deficit of $41,059, (ii) cash on hand of $2,690, (iii) accounts receivable of $9,420 and (iv) total liabilities of $53,169.

  Notes Payable - Related Parties

  In September 2010, we executed notes with related parties for $7,438. The notes are due January 31, 2011. The notes bear interest at 10% and have default interest of 20%. The notes are unsecured.

  During the nine months ended September 30, 2010, we repaid $929.

  Note Payable - Other

  On September 15, 2010, we executed a note for $32,900. The note is due January 31, 2011. The note bears interest at 10% and has a default interest of 20%. The notes are unsecured.

  Results Of Operations For Years Ended December 31, 2009 And 2008

  Revenues

  Revenues for the year ended December 31, 2009 were $72,540 compared to $17,900 for the period from June 13, 2008 (inception) to December 31, 2008.

  Operating Expenses

  Operating expenses for the year ended December 31, 2009 were $89,708 compared to $12,178 for the period from June 13, 2008 (inception) to December 31, 2008; an increase of $77,530.

  Net Income

  Net income from operations for the year ended December 31, 2009 was $3,164 compared to $2,051 for the period from June 13, 2008 (inception) to December 31, 2008. The increase in net income is directly attributable to the decrease in operating expenses described above.

  Off-Balance Sheet Arrangements - None

  Controls and Procedures - It is our intention to  establish a Board of Directors committee responsible for Governance, Risk Management, and Compliance, ( GRC).  This committee, working with our outside CFO and internal Controller,  will assure that the policies of A Clean Slate are carried out effectively thereby avoiding conflicts, wasteful overlaps and assuring attainment of  “best practice” Management Controls.  This approach will assure that all activities and reporting are in compliance with current regulations when meeting our business objectives.

  Critical Accounting Policies and Estimates

  Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

  Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

  Revenue Recognition. The Company followed the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

  The Company executes a service agreement with each law firm desiring to manage a bankruptcy law practice. Under the terms of the agreement, the Company customizes various deliverables such as training, coaching and software set up. The deliverables are completed in advance of the Company billing for services rendered. The Company is not required to provide any additional support after the deliverables have been provided. There is no right of return associated with the sale of these services.

  Recent Accounting Pronouncements

  In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

  Going Concern

  As reflected in the accompanying financial statements, we has a net loss of $30,113 and net cash used in operations of $38,938 for the nine months ended September 30, 2010; working capital deficit and members’ deficit of $41,059 at September 30, 2010. We have generated nominal sales in 2010, with no clear expectation of future revenue growth or profitability.

  The ability to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

  ITEM 3. PROPERTIES

  We share office space and a phone number with our principals at 2202 N. West Shore Blvd, Suite 200, Tampa, Florida 33607. We do not have a lease and we do not pay rent for the leased space. We do not own any properties nor do we lease any other properties. We do not believe we will need to maintain an office at any time in the foreseeable future in order to carry out our plan of operations as described herein.

  ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

  The following table sets forth certain information, as of December 21, 2010 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s executive officers and directors, and (iii) the Company’s directors and executive officers as a group. The information relating to the ownership interests of such shareholders is provided after giving effect to the Merger.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
	Common stock	Preferred Stock	Common stock	Preferred Stock
Richard Astrom(2) c/o Darwin Resources, Inc. 2202 N. West Shore Blvd, Suite 200, Tampa, Florida 33607		5,000,000(2)%		100%
Sage Associates, Inc. c/o Scott Forgey 5606 PGA Boulevard, Suite 211 Palm Beach Gardens, FL 33418	1,000,000.2%
Scott Forgey C/o 5606 PGA Boulevard, Suite 211 Palm Beach Gardens, FL 33418	1,000,000.2%
Robert S. Goldman and Rochelle S. Zandel C/o Ventures 08, LLC 6742 Forest Hill Blvd. Ste. 205 West Palm Beach, FL 33413	367,000,000		73%

Total	369,000,000	5,000,000	73.4%	100%

  (1) Based on an aggregate of 450,020,535 common shares and 5,000,000 shares of Series B Preferred Stock outstanding as of December 21, 2010. Each share of Series B Preferred Stock entitles the holder thereof to 1,000 votes for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. Additionally, the preferred stock, as a whole, have been awarded voting rights such that the voting rights of the preferred stockholders will always be equal to at least 51% of the voting rights in the Company's securities, namely common stock and preferred stock.

  (2) Richard Astrom beneficially owns 5,000,000 shares of Series B Preferred Stock and no common stock.

  ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

  The following table sets forth the names and ages of each of the persons designated to become members of Darwin’s Board of Directors and Executive Officers.

Name	Age	Positions and Offices to be Held

Richard Astrom(1)(2)	63	Director, Chief Financial Officer
Scott Forgey	48	Director, Chief Executive Officer

  (1) As reported in a Current Report on Form 8-K dated May 3, 2010, on April 27, 2010, our sole officer and director Mark Rentschler resigned from all positions with the Company and as his last task prior to resigning appointed Richard Astrom as Director, President, CEO and Principal Accounting Officer. There were no disagreements with Mr. Rentschler.

  (2) In accordance with Section 7.7 of the Merger Agreement, Richard Astrom shall resign as an officer and director of the company at such time as the Preferred Stock has been redeemed as described above.

  The directors named above will serve until the first annual meeting of the Company’s stockholders following completion of the Merger or until their respective successors have been appointed and duly qualified.  Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

  Richard S. Astrom is 63 years of age and has been an officer and director of the Company since April 27, 2010. From 1995 through June 2007, Mr. Astrom served as President and Chief Executive Officer of National Realty and Mortgage, Inc. He also served as a director of Capital Solutions I, Inc. until December 2007 whereupon he resigned his position in connection with an exchange transaction described in Form 8-K filed with the SEC by Capital Solutions on December 10, 2007. Mr. Astrom earned a Bachelor’s Degree in Business Administration from the University of Miami.

  There is no written or oral agreements between the Company and Mr. Astrom and currently no agreements for Mr. Astrom to receive compensation. There are no disclosable related party transactions involving Mr. Astrom and the Company.

  All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

  Scott Forgey is 48 years old and is the CEO Designate, Clean Slate; CEO VDS; Founder and CEO Vigilant Legal Solutions; developer of the Vigilant B2B product. He earned a Bachelor of Arts in Political Science and Philosophy from DePauw University and Juris Doctor from Indiana University, 1987. He has filed more than 3,000 bankruptcies and built a million dollar consumer law practice using the technologies and methodologies now embedded within the VDS system. He is a Senior Consultant and Faculty member for Landmark Education and has led training for more than 50,000 individuals across the globe in both corporate and individual transformational initiatives. He is a recognized expert in the design and development of programs that alter the context and discourse of an environment resulting in new levels of performance. He is a frequent speaker on productivity and performance management for corporations, professional firms and small business.

  ITEM 6. EXECUTIVE COMPENSATION.

  The following table provides certain information for the fiscal years ended December 31, 2008 and 2009 concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended December 31, 2007 and 2008.

  SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

  Employment Agreements

  None.

  We do not have an employment contract with any other executive officer.

  OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2010

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

None

  Discussion of Director Compensation

  The Company did not pay any director compensation during the fiscal year ended December 31, 2009. The Company may begin to compensate its directors at some time in the future.

  ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

  Notes Payable - Related Parties. In September 2010, VDS executed notes with related parties for $7,438. The notes are due January 31, 2011. The notes bear interest at 10% and have default interest of 20%. The notes are unsecured. During the nine months ended September 30, 2010, VDS repaid $929.

  The table below details transactions for the related party payable to entities affiliated with the Darwin’s President during the nine months ended September 30, 2010:

Beginning Balance Payable, as of December 31, 2009	$207,385
Accrued Board Compensation and Other Operating Expenses	49,521
Ending Balance Payable, as of September 30, 2010	$256,906

  ITEM 8. LEGAL PROCEEDINGS.

  None

  ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

  Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “DRWN.OB”. Such trading of our common stock is limited and sporadic.

  The following table reflects the high and low bid information for our common stock for each fiscal quarter during the fiscal year ended December 31, 2009 and 2008. The bid information was obtained from the OTC Bulletin Board and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

Quarter Ended	Bid High	Bid Low
Fiscal Year 2009
December 31, 2009	$0.011	$0.003
September 30, 2009	$0.010	$0.003
June 30, 2009	$0.006	$0.001
March 31, 2009	$0.004	$0.001

Fiscal Year 2008
December 31, 2008	$0.008	$0.001
September 30, 2008	$0.010	$0.002
June 30, 2008	$0.010	$0.002
March 31, 2008	$0.030	$0.003

  * The high and low prices of our Common Stock were not adjusted to reflect a 1 for 1000 reverse split of the Company’s common stock effective December 10, 2010.

  We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

  ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

  See Item 3.02 of this Form 8-K, which describes sales of unregistered securities in connection with the Merger and Private Placement.

  ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

  Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.000001 par value per share, and 8,000,000 shares of preferred stock. As of December 21, 2010 there were 450,020,535 outstanding shares of Common Stock, no shares of Series A Preferred stock and 5,000,000 shares of Series B Preferred Stock outstanding.

  On October 27, 2010, our Board of Directors authorized a 1 for 1000 reverse stock split (“Reverse Split”) of our issued and outstanding common stock (with no change to the amount of our authorized common stock or the par value). The record date for the Reverse Split was October 27, 2010. Prior to the Reverse Split, there were 20,535,000 shares issued and outstanding. Following the Reverse Split, there are approximately 20,535 shares issued and outstanding. Fractional shares will be rounded upward. The Reverse Split is payable upon surrender of existing certificates to our transfer agent. In connection with the Reverse Split, on December 1, 2010, we filed with the State of Delaware a Certificate of Amendment to our Certificate of Incorporation which effectuated the Reverse Split of our authorized shares of common stock.

  Common Stock

  Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of Common Stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized.

  Our Common Stock is not subject to conversion or redemption and holders of Common Stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of the Company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of Common Stock and any participating preferred stock outstanding at that time. Each outstanding share of Common Stock is fully paid and nonassessable.

  Preferred Stock

  Our Board of Directors has the authority, without action by stockholders, to designate and issue preferred stock in one or more series. The Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of our Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include: (a) restricting dividends paid to the holders of shares of the Common Stock; (b) diluting the voting power of the holders of shares of the Common Stock; (c) impairing the liquidation rights of holders of shares of the Common Stock and (d) delaying or preventing a change in control of the Company without further action by stockholders.

  Series A Preferred Stock

  Each share of Series A Preferred Stock, $0.000001 par value per share, entitles the holder thereof to one vote on all matters voted upon by shareholders.

  Series B Preferred Stock

  Each share of Series B Preferred Stock, $0.000001 par value per share, entitles the holder thereof to 1,000 votes for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. Additionally, the preferred stock, as a whole, have been awarded voting rights such that the voting rights of the preferred stockholders will always be equal to at least 51% of the voting rights in the Company's securities, namely common stock and preferred stock.

  Warrants

  None.

  Options

  None.

  ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 252 of the Delaware General Corporation Law (“DGCL”) provides that the articles of incorporation of a Delaware corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. The Company's articles of incorporation contain a provision eliminating the personal liability of directors to Darwin or Darwin shareholders for monetary damages to the fullest extent provided by the DGCL.

  Section 242 of the DGCL provides that a Delaware corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. The Company's articles of incorporation do not contain any such limitation.

  Section 242 of the DGCL provides that a Delaware corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The Company's articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

  Under 242 of the DGCL, unless otherwise provided in the articles of incorporation, a Delaware corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. The Company's articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of Darwin to the full extent permitted by Delaware law.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

  See Item 9.01 of this report on Form 8-K.

  ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

  See Item 4.01 of this report on Form 8-K.

  ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

  See Item 9.01 of this report on Form 8-K.

  Item 3.02 Unregistered Sales of Equity Securities.

  On December 27, 2010, we issued 369,000,000 shares of our common stock to the members of VDS in connection with the Merger. In particular, we issued the following:

Sage Associates, LLC 5606 PGA Boulevard, Suite 211 Palm Beach Gardens, Florida 33418	1,000,000 shares

Scott Forgey c/o 5606 PGA Boulevard, Suite 211 Palm Beach Gardens, Florida 33418	1,000,000 shares

Robert S. Goldman and Rochelle S. Zandel Joint Tenancy C/o Ventures 08, LLC 6742 Forest Hill Blvd., Ste. 205 West Palm Beach, FL 33413	367,000,000 shares

  On December 27, 2010, we issued 1,000,000 shares of our common stock to Legal and Compliance LLC for legal services.

  On December 27, 2010 we entered into a Stock Purchase Agreement and a Registration Rights Agreement with 7 separate investors in which we issued collectively 80,000,000 shares of our common stock for $0.00125 per share for an aggregate purchase price of $100,000. Under the Registration Rights Agreement, we are obligated to register for resale the shares of common stock issued in the Private Placement. This brief description of the Stock Purchase Agreement and the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement. A form of the Stock Purchase Agreement and the Registration Rights Agreement are included in this Report as Exhibit 10.1 and 10.2, respectively. The 7 private placement investors, beneficial owner of corporate investors and respective number of shares for each is as follows:

Aptek Communications Products, Inc. Gerard Haryman 6160 KELTY WAY LAKE WORTH, FLA 33467	20,000,000 shares

Cohasset Holdings Inc LAGROTTERIA, JAMES W JR. 1701 N. FLAGLER DR. Suite 302 WEST PALM BEACH FL 33407	20,000,000 shares

Market Ideas Inc Robert Gasich 1015 N. Halstead St No 513 Chicago, Il 60622	5,700,000 shares

Magnolia Equity, Inc Rebecca Guthrie 17004 County Road 225 Reddick, Florida 32686	11,400,000 shares

Skyline Investments Inc Scott Wilding 688 NW 156 Avenue Pembroke Pines, Florida 33028	5,700,000 shares

Ssocala Inc Steven H. Scalice 1861 NW 112 Ave Ocala, Florida 34482	16,200,000 shares

Ryanne Consulting Inc Mitch Tannenbaum 16 Atlantis Terrace Freehold, New Jersey 07728	1,000,000 shares

  Such issuances were conducted pursuant to Section 4(2) of the Securities Act, as amended, and Regulation D promulgated thereunder.

  Item 4.01 Changes in Registrant’s Certifying Accountant.

  As reported in a Current Report on Form 8-K dated May 3, 2010, on April 27, 2010, we terminated the services of Bartolomei Pucciarelli, LLC (“Bartolomei”) as our independent registered public accounting firm. We engaged Bartolomei from April 9, 2009 through April 27, 2010 (the “Engagement Period”). During the Engagement Period, Bartolomei issued four reports on the Company’s financial statements for the Company’s two most recent fiscal years During the Engagement Period, the Company did not have any disagreements with Bartolomei on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Bartolomei’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

  Bartolomei’s report on the financial statements for the years ended December 31, 2008 and 2009 were not subject to an adverse or qualified opinion or a disclaimer of opinion and were not modified as to audit scope or accounting principles. However, Bartolomei’s report on the financial statements for the years ended December 31, 2008 and 2009 contained an explanatory paragraph which noted that there was substantial doubt about Company’s ability to continue as a “Going Concern” due to recurring net losses, a working capital deficiency and negative cash flows from operations.

  On May 3, 2010, with the approval of the Company’s Board of Directors, the Company retained Friedman, LLP to be the Company’s independent registered public accounting firm. The Company did not consult with Friedman, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by Friedman, LLP that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

  As reported in a Current Report on Form 8-K, dated April 10, 2009, on April 9, 2009, our Board of Directors received notice from J. Crane CPA, P.C. (“Crane”) that Crane was resigning as the Company's independent registered public accounting firm.  On April 9, 2009, we engaged Bartolomei as our principal independent accountant.  This decision to engage Bartolomei was ratified by the majority approval of our Board of Directors.

  Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in Crane's audit report on the financial statements for the past two years, the principal accountant’s report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, or was not modified as to uncertainty, audit scope, or accounting principles.  For the two most recent fiscal years and any subsequent interim period through Crane’s resignation on April 9, 2009, Crane disclosed the uncertainty regarding our ability to continue as a going concern in its accountant’s report on the financial statements for us.  There has been no other disagreements between us and Crane on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Crane would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

  In connection with its review of financial statements through April 9, 2009, other than the disclosure listed in subparagraph (ii), there have been no disagreements with Crane on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Crane would have caused them to make reference thereto in their report on the financial statements.

  We engaged Bartolomei as our new independent auditors as of April 9, 2009.  Prior to such date, we did not consult with Bartolomei regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

  We have not changed auditor in connection with the Merger transaction. Our auditor is and currently remains Friedman, LLP.

  Item 5.01 Changes in Control of Registrant.

  See Item 2.01 of this report.

  Item 5.02 Departure of Directors or Principal Officers; Election Of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

  In accordance with Section 7.7 of the Merger Agreement, Richard Astrom shall resign as an officer and director of the company at such time as the Preferred Stock has been redeemed.

  Item 5.03 Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

  On October 27, 2010, our Board of Directors authorized a 1 for 1000 reverse stock split (“Reverse Split”) of our issued and outstanding common stock (with no change to the amount of our authorized common stock or the par value). The record date for the Reverse Split was October 27, 2010. In connection with the Reverse Split, on December 1, 2010, we filed with the State of Delaware a Certificate of Amendment to our Certificate of Incorporation which effectuated the Reverse Split of our authorized shares of common stock.

  Effective December 10, 2010 we filed with the State of Delaware a Certificate of Amendment to our Certificate of Incorporation changing our name from Darwin Resources, Inc. to A Clean Slate, Inc.

  Item 5.06 Change In Shell Company Status.

  As described in Item 2.01 of this report, on December 27, 2010 the Merger was completed. As a result of this transaction, we are no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

  Item 9.01 Financial Statements and Exhibits.

  (a) Financial statements of businesses acquired. Vigilant Document Services, LLC’s: (i) audited financial statements as of December 31, 2009 and for the period from June 13, 2008 (inception) through December 31, 2008, and (ii) unaudited financial statements as of and for the nine month period ended September 30, 2010.

  INDEX TO FINANCIAL STATEMENTS OF VDS

  Financial Statements for December 31, 2009 and 2008

  Report of Independent Registered Public Accounting Firm
  Balance Sheets – As of December 31, 2009 and 2008
  Statements of Operations – For the Year Ended December 31, 2009 and from June 13, 2008 (Inception) to December 31, 2008
  Statement of Members’ Equity (Deficit) – For the Year Ended December 31, 2009 and from June 13, 2008 (Inception) to December 31, 2008
  Statements of Cash Flows – For the Year Ended December 31, 2009 and from June 13, 2008 (Inception) to December 31, 2008
  Notes to Financial Statements

  Financial Statements for September 30, 2010

  Balance Sheets – As of September 30, 2010 (Unaudited) and December 31, 2009
  Statements of Operations – Nine Months Ended September 30, 2010 and 2009 (Unaudited)
  Statements of Cash Flows – Nine Months Ended September 30, 2010 and 2009 (Unaudited)
  Notes to Financial Statements (Unaudited)

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions
  Financial Statements
  December 31, 2009 and 2008

  Berman & Company, P.A.

  Certified Public Accountants and Consultants

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors and Members of:
  Vigilant Documents Services, LLC
  Doing Business As Vigilant Legal Solutions

  We have audited the accompanying balance sheets of Vigilant Documents Services, LLC as of December 31, 2009 and 2008, and the related statements of operations, members' equity (deficit) and cash flows for the year ended December 31, 2009 and from June 13, 2008 (inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vigilant Documents Services, LLC as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and from June 13, 2008 (inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $17,168 and net cash used in operations of $15,763 for the year ended December 31, 2009; the Company also has working capital and members' deficits of $10,946 at December 31, 2009. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  Berman & Company, P.A.

  /s/ BERMAN & COMPANY, P.A.

  Boca Raton, Florida

  June 10, 2010

  551 NW 77th Street, Suite 107 • Boca Raton, FL 33487
  Phone: (561) 864-4444 • Fax: (561) 892-3715
  www.bermancpas.com • info@bermancpas.com
  Registered with the PCAOB • Member AICPA Center for Audit Quality
  Member American Institute of Certified Public Accountants
  Member Florida Institute of Certified Public Accountants

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Balance Sheets

	December 31,
	2009	2008
Assets

Current Assets
Cash	$2,219	$4,453
Accounts receivable	595	2,000
Total Current Assets	$2,814	$6,453

Liabilities and Members' Equity (Deficit)

Current Liabilities
Notes payable - related party	$13,760	$231
Total Current Liabilities	13,760	231

Total Members' Equity (Deficit)	(10,946)	6,222

Total Liabilities and Members' Equity (Deficit)	$2,814	$6,453

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Statements of Operations

		From June 13, 2008
	Year Ended	(Inception) to
	December 31, 2009	December 31, 2008

Revenue	$72,540	$17,900

General and administrative expenses	89,708	12,178

Net income (loss)	$(17,168)	$5,722

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Statement of Members' Equity (Deficit)

  Year Ended December 31, 2009 and from

  June 13, 2008 (Inception) to December 31, 2008

Issuance of 440 member units for cash ($0.50/unit)	$220

Issuance of 560 member units for services rendered ($0.50/unit)	280

Net income from June 13, 2008 (Inception) to December 31, 2008	5,722

Balance - December 31, 2008	6,222

Net loss for the year ended December 31, 2009	(17,168)

Balance - December 31, 2009	$(10,946)

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Statements of Cash Flows

		From June 13, 2008
	Year Ended	(Inception) to
	December 31, 2009	December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(17,168)	$5,722
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Issuance of member units for services rendered	-	280
Bad debt expense	8,590	-
Changes in operating assets and liabilities:
Increase (Decrease) in accounts receivable	(7,185)	(2,000)
Net Cash Provided By (Used In) Operating Activities	(15,763)	4,002

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - related party	51,395	231
Repayments of notes payable - related party	(37,866)	-
Proceeds from issuance of member units	-	220
Net Cash Provided By Financing Activities	13,529	451

Net Increase (Decrease) in Cash	(2,234)	4,453

Cash - Beginning of Year/Period	4,453	-

Cash - End of Year/Period	$2,219	$4,453

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the year/period for:
Income taxes	$-	$-
Interest	$-	$-

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions

  Notes to Financial Statements

  December 31, 2009 and 2008

  Note 1 Nature of Operations and Summary of Significant Accounting Policies

  Nature of Operations

  Vigilant Document Services, LLC, Doing Business As Vigilant Legal Solutions (the “Company”), is a limited liability company organized in the State of Florida on June 13, 2008.

  The Company is a legal document preparation company with a system for the practice of bankruptcy law, and the marketing, management and processing of bankruptcy cases in high volume. The Company also developed a support system for obtaining information necessary for the preparation of documentation and pleadings necessary for initiating and completing such bankruptcy cases. Both systems are marketed and sold to law firms specializing in bankruptcy law.

  Risks and Uncertainties

  The Company operates in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

  Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

  Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

  Cash and Cash Equivalents

  The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. At December 31, 2009 and 2008, respectively, the Company had no cash equivalents.

  The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2009 and 2008, respectively, there were no balances that exceeded the federally insured limit.

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions

  Notes to Financial Statements

  December 31, 2009 and 2008

  Accounts Receivable

  The Company has no history of collection matters, and there has been no bad debt expense recorded.

  Revenue Recognition

  The Company followed the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.  The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

  The Company executes a service agreement with each law firm desiring to manage a bankruptcy law practice. Under the terms of the agreement, the Company will customize various deliverables such as training, coaching and software set up. The deliverables are completed in advance of the Company billing for services rendered. The Company is not required to provide any additional support after the deliverables have been provided. There is no right of return associated with the sale of these services.

  Income Taxes

  The Company elected to be taxed as a pass-through entity (LLC) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made. The financial statements reflect the LLC’s transactions without adjustment, if any, required for income tax purposes.

  Recent Accounting Pronouncements

  In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes.

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions

  Notes to Financial Statements
  December 31, 2009 and 2008

  Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

  Note 2 Going Concern

  As reflected in the accompanying financial statements, the Company has net loss of $17,168 and net cash used in operations of $15,763 for the year ended December 31, 2009; the Company also has a working capital deficit and members’ deficit of $10,946 at December 31, 2009.

  The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises.

  In response to these problems, management has taken the following actions:

  seeking additional third party debt and/or equity financing, continue with the implementation of the business plan,
  generate new sales from additional attorneys’; and
  allocate sufficient resources to continue with advertising and marketing efforts

  The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

  Note 3 Notes Payable – Related Party

  During the period from June 13, 2008 (inception) to December 31, 2008, the Company executed notes payable with officers of the Company totaling $230. These advances are non-interest bearing, unsecured and due on demand.

  During the year ended December 31, 2009, the Company executed notes payable with officers of the Company totaling $51,395. These advances are non-interest bearing, unsecured and due on demand. During 2009, the Company repaid $37,866 of these advances.

  Note 4 Contingencies

  From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions
  Financial Statements
  September 30, 2010
  (Unaudited)

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Balance Sheets

	September 30, 2010	December 31, 2009
	(Unaudited)

Assets

Current Assets
Cash	$2,690	$2,219
Accounts receivable	9,420	595
Total Current Assets	$12,110	$2,814

Liabilities and Members' Deficit

Current Liabilities
Note payable	$32,900	$-
Notes payable - related parties	20,269	13,760
Total Current Liabilities	53,169	13,760

Total Members' Deficit	(41,059)	(10,946)

Total Liabilities and Members' Deficit	$12,110	$2,814

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions
  Statements of Operations
  (Unaudited)

	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009

Revenue	$54,190	$52,995

General and administrative expenses	84,303	51,994

Net income (loss)	$(30,113)	$1,001

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Statements of Cash Flows

  (Unaudited)

	Nine Months	Nine Months
	Ended September 30, 2010	Ended September 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(30,113)	$1,001
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in:
Accounts receivable	(8,825)	(3,630)
Net Cash Used In Operating Activities	(38,938)	(2,629)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	32,900	-
Proceeds from notes payable - related parties	7,438	-
Repayments of notes payable - related parties	(929)	(90)
Net Cash Provided By (Used In) Financing Activities	39,409	(90)

Net Increase (Decrease) in Cash	471	(2,719)

Cash - Beginning of Period	2,219	4,453

Cash - End of Period	$2,690	$1,734

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-	$-
Interest	$-	$-

  Note 1 Basis of Presentation

  The accompanying unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information.

  The financial information as of December 31, 2009 is derived from the audited financial statements for the year ended December 31, 2009.  The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form 8-K, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis of Financial Condition and Result of Operations, for the year ended December 31, 2009.

  Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the period ended September 30, 2010 are not necessarily indicative of results for the full fiscal year.

  Note 2 Nature of Operations and Summary of Significant Accounting Policies

  Nature of Operations

  Vigilant Document Services, LLC, D/B/A Vigilant Legal Solutions (the “Company”), is a limited liability company organized in the State of Florida on June 13, 2008.

  The Company is a legal document preparation company with a system for the practice of bankruptcy law, and the marketing, management and processing of bankruptcy cases in high volume. The Company also developed a support system for obtaining information necessary for the preparation of documentation and pleadings necessary for initiating and completing such bankruptcy cases. Both systems are marketed and sold to law firms specializing in bankruptcy law.

  Risks and Uncertainties

  The Company operates in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

  Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

  Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

  Cash and Cash Equivalents

  The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. At September 30, 2010 and December 31, 2009, respectively, the Company had no cash equivalents.

  The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At September 30, 2010 and December 31, 2009, respectively, there were no balances that exceeded the federally insured limit.

  Revenue Recognition

  The Company followed the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.  The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

  The Company executes a service agreement with each law firm desiring to manage a bankruptcy law practice. Under the terms of the agreement, the Company customizes various deliverables such as training, coaching and software set up. The deliverables are completed in advance of the Company billing for services rendered. The Company is not required to provide any additional support after the deliverables have been provided. There is no right of return associated with the sale of these services.

  Income Taxes

  The Company elected to be taxed as a pass-through entity (LLC) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made. The financial statements reflect the LLC’s transactions without adjustment, if any, required for income tax purposes.

  Recent Accounting Pronouncements

  In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

  Note 3 Going Concern

  As reflected in the accompanying financial statements, the Company has a net loss of $30,113 and net cash used in operations of $38,938 for the nine months ended September 30, 2010; working capital deficit and members’ deficit of $41,059 at September 30, 2010. The Company has generated nominal sales in 2010, with no clear expectation of future revenue growth or profitability.

  The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises.

  In response to these problems, management has taken the following actions:

  seeking additional third party debt and/or equity financing, continue with the implementation of the business plan,
  generate new sales from additional attorneys’; and
  allocate sufficient resources to continue with advertising and marketing efforts

  The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

  Note 4 Notes Payable

  (A)     Notes Payable - Related Parties

  In September 2010, the Company executed notes with related parties for $7,438. The notes are due January 31, 2011. The notes bear interest at 10% and have default interest of 20%. The notes are unsecured.

  During the nine months ended September 30, 2010, the Company repaid $929.

  (B)     Note Payable - Other

  On September 15, 2010, the Company executed a note for $32,900. The note is due January 31, 2011. The note bears interest at 10% and has a default interest of 20%. The notes are unsecured.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Date: December 28, 2010

  A Clean Slate, Inc.

  By: /s/ Richard Astrom
   Name: Richard Astrom
  Title: Chief Executive Officer

  EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger
3.1	Certificate of Amendment related to Reverse Split
3.2	Certificate of Amendment related to Name Change
10.1	Form of Stock Purchase Agreement
10.2	Form of Registration Rights Agreement